As filed with the Securities and Exchange Commission on June 10, 2004

Registration No. 333-110394

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

POST-EFFECTIVE AMENDMENT NO. 2 TO
REGISTRATION STATEMENT
UNDER
SCHEDULE B
OF
THE SECURITIES ACT OF 1933
__________________

Republic of Peru
(Name of Registrant)
__________________

Helí Peláez Castro
Consulate General of Peru
241 East 49th Street
New York, New York 10017
(Name and address of Authorized Representative of the Registrant in the United States)
__________________

Copies to:
Carmen A. Corrales, Esq.
Cleary, Gottlieb, Steen & Hamilton
One Liberty Plaza
New York, New York 10006
__________________

 Approximate date of commencement of proposed sale to the public:
 From time to time after this Registration Statement becomes effective.

       The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

        Pursuant to the provisions of Rule 429 under the Securities Act of 1933, the Prospectus contained herein also relates to debt securities, warrants and/or units having an aggregate principal amount of $172,000,000 or the equivalent thereof in currency, currency units or units, registered under the Registrant’s Registration Statement No. 333-102636 under Schedule B and not previously sold in the United States. In the event any previously registered debt securities and/or units are offered prior to the effective date of this Registration Statement, they will not be included in any prospectus hereunder.

EXPLANATORY NOTE

        This Post-Effective Amendment No. 2 to the Registration Statement under Schedule B (File No. 333-110394) of the registrant is being filed solely to add Exhibits A.1, A.2, B.1, B.2, C.1, F.1, F.2, G.1, G.2, H.1, H.2, I.1, I.2, to the Registration Statement in accordance with Rule 462(d) under the Securities Act of 1933, as amended and, accordingly, shall become effective immediately upon filing with the Securities and Exchange Commission.

CONTENTS

This Post-Effective Amendment No. 2 to Registration Statement No. 333-110394 comprises:

A.	Form of Underwriting Agreement*

A.1	Conformed Copy of the Underwriting Agreement, dated as of November 14, 2003, between the Republic of Peru and J.P. Morgan Securities Inc., as representative of the several underwriters named therein

A.2	Conformed Copy of the Underwriting Agreement, dated as of April 26, 2004, between the Republic of Peru and Citigroup Global Markets Inc., as representative of the several underwriters named therein

B.	Fiscal Agency Agreement, dated as of February 6, 2003, between the Republic of Peru and JPMorgan Chase Bank, as fiscal agent, principal paying agent and registrar.*

B.1	Form of 8.750% U.S. Dollar-Denominated Global Bonds due 2033

B.2	Form of 8.375% U.S. Dollar-Denominated Global Bonds due 2016

C.	Form of Amendment No. 1 to the Fiscal Agency Agreement*

C.1	Conformed Copy of Amendment No. 1 to the Fiscal Agency Agreement, dated November 21, 2003, between the Republic of Peru and JP Morgan Chase Bank

D.	Form of Warrant Agreement, including form of Warrant**

E.	Form of Unit**

F.	Opinion of the Chief of the General Office of Legal Counseling at the Ministry of Economy and Finance of the Republic of Peru, with respect to the legality of the securities*

F.1	Opinion of Estudio Echecopar, Peruvian counsel to the Republic of Peru, dated June 10, 2004, relating to the 8.750% U.S. Dollar-Denominated Global Bonds due 2033

F.2	Opinion of Estudio Grau, Peruvian counsel to the Republic of Peru, dated June 10, 2004, relating to the 8.375% U.S. Dollar-Denominated Global Bonds due 2016

G.	Opinion of Cleary, Gottlieb, Steen & Hamilton, special New York Counsel to the Republic of Peru, with respect to the legality of the securities*

G.1	Opinion of Cleary, Gottlieb, Steen & Hamilton, special United States Counsel to the Republic of Peru, dated June 10, 2004, relating to the 8.750% U.S. Dollar-Denominated Global Bonds due 2033

G.2	Opinion of Cleary, Gottlieb, Steen & Hamilton, special United States Counsel to the Republic of Peru, dated June 10, 2004, relating to the 8.375% U.S. Dollar-Denominated Global Bonds due 2016

H.	Consent of the Chief of the General Office of Legal Counseling at the Ministry of Economy and Finance of the Republic of Peru (included in Exhibit F)*

H.1	Consent of Estudio Echecopar (included in Exhibit F.1)

H.2	Consent of Estudio Grau (included in Exhibit F.2)

I.	Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit G)*

I.1	Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit G.1)

I.2	Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit G.2)

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* Previously filed.
 ** To be filed by amendment.

SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, the Republic of Peru, has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lima, Peru on the 10th day of June, 2004.

By: /s/ Felix Jimenez Name: Felix Jimenez Title: Director General de Credito Público

SIGNATURE OF AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, as duly authorized representative in the United States of the Registrant, has signed this Post-Effective Amendment No. 2 to the Registration Statement in the City of New York, New York on the 10th day of June, 2004.

By: /s/ Héli Pelaez Castro Name: Héli Pelaez Castro Title: Ambassador Consul General of the Republic of Peru

EXHIBIT INDEX

Exhibit		Page No
A.1	Conformed Copy of the Underwriting Agreement, dated as of November 14, 2003, between the Republic of Peru and J.P. Morgan Securities Inc., as representative of the several underwriters named therein
A.2	Conformed Copy of the Underwriting Agreement, dated as of April 26, 2004, between the Republic of Peru and Citigroup Global Markets Inc., as representative of the several underwriters named therein
B.1	Form of 8.750% U.S. Dollar-Denominated Global Bonds due 2033
B.2	Form of 8.375% U.S. Dollar-Denominated Global Bonds due 2016
C.1	Conformed Copy of Amendment No. 1 to the Fiscal Agency Agreement, dated November 21, 2003, between the Republic of Peru and JP Morgan Chase Bank
F.1	Opinion of Estudio Echecopar, Peruvian counsel to the Republic of Peru, dated June 10, 2004, relating to the 8.750% U.S. Dollar-Denominated Global Bonds due 2033
F.2	Opinion of Estudio Grau, Peruvian counsel to the Republic of Peru, dated June 10, 2004, relating to the 8.375% U.S. Dollar-Denominated Global Bonds due 2016
G.1	Opinion of Cleary, Gottlieb, Steen & Hamilton, special United States Counsel to the Republic of Peru, dated June 10, 2004, relating to the 8.750% U.S. Dollar-Denominated Global Bonds due 2033
G.2	Opinion of Cleary, Gottlieb, Steen & Hamilton, special United States Counsel to the Republic of Peru, dated June 10, 2004, relating to the 8.375% U.S. Dollar-Denominated Global Bonds due 2016	`
H.1	Consent of Estudio Echecopar (included in Exhibit F.1)
H.2	Consent of Estudio Grau (included in Exhibit F.2)
I.1	Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit G.1)
I.2	Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit G.2)